SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 1, 2005

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244

(Address of Principal Executive Office)

(205) 444-4600

(Registrant’s telephone number, including area code)

Item 1.01 Entry Into a Material Definitive Agreement:

On February 7, 2005, BioCryst Pharmaceuticals, Inc. (the “Company”) appointed Randall B. Riggs as Vice President, Business Development under a letter agreement effective February 1, 2005 (see Item 5.02 below). Pursuant to the terms of this agreement, Mr. Riggs will serve as the Company’s primary executive officer in charge of commercialization of the products of the Company’s research developments, reporting to the Chief Executive Officer. Mr. Riggs will receive a salary of $255,000 per year and the Company will grant him an option to acquire 80,000 shares of the Company’s stock at a price determined based on the price of the Company’s stock on his first day of work. Such options shall be exercisable 25% one year after the date of the grant and the remaining 75% shall vest and become exercisable at the rate of 1/48th per month commencing with the 13th month. Mr. Riggs will be entitled to receive such other benefits and perquisites provided to other executive officers of the Company, which benefits may include, without limitation, reasonable vacation, sick leave, medical and dental benefits, life and disability insurance, and participation in profit sharing or retirement plans.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

On February 7, 2005, Randall B. Riggs was appointed as our Vice President, Business Development. Mr. Riggs, 38, served as Vice President, Business Development at TransMolecular, Inc. an emerging oncology company from September 2004 to February 2005. Before joining TransMolecular, he served as a Corporate Licensing and Business Development consultant for TRUBION Pharmaceuticals, Inc. from March 2004 to August 2004. Mr. Riggs was previously Senior Vice President, Corporate Licensing and Business Development at Lexicon Genetics Incorporated from February 2000 to March 2004 and served as Vice President, Business Development from December 1998 to February 2000. Prior to joining Lexicon Genetics, Mr. Riggs was Director of Business Development for the Infectious Disease Unit of GeneMedicine, Inc. Mr. Riggs began his pharmaceutical and biotechnology business development career with Eli Lilly and Company; starting as a District Sales Manager and advancing to Manager, Corporate Business Development.

There are no family relationships between Mr. Riggs and any director or executive officer of the Company.

For a summary of the terms of Mr. Riggs employment letter agreement with the Company, see Item 1.01 above.

Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between BioCryst Pharmaceuticals, Inc. and Randall B. Riggs effective February 1, 2005.
99.1	Press release dated February 7, 2005 entitled “BioCryst Pharmaceuticals Strengthens Management Team With New Vice President For Business Development”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2005	BioCryst Pharmaceuticals, Inc.

By: /s/ Michael A. Darwin
Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Item	Description
10.1	Employment Agreement between BioCryst Pharmaceuticals, Inc. and Randall B. Riggs effective February 1, 2005.
99.1	Press release dated February 7, 2005 entitled “BioCryst Pharmaceuticals Strengthens Management Team With New Vice President For Business Development”